Exhibit 99.1

1700 South Patterson Boulevard Dayton, OH 45479 NEWS RELEASE

For media information:	For investor information:

Jeff Dafler	Gregg Swearingen
NCR Corporation	NCR Corporation
(937) 445-5236	(937) 445-4700
jeffrey.dafler@ncr.com	gregg.swearingen@ncr.com

For Release on April 8, 2004

NCR Raises Earnings Expectations for 2004

DAYTON, Ohio – NCR Corporation (NYSE: NCR) today announced that it is raising its earnings expectation for 2004 to $1.10 to $1.15 per share. The company had previously expected earnings per share in the $0.85 to $0.95 range.

The increased guidance is due to early indications that overall capital spending for information technology may be improving, as well as the company’s continued success in streamlining its operations and real estate portfolio. An improved capital-spending environment could lead to revenue growth at the high end of previous revenue guidance for the company’s Teradata Data Warehousing and Financial Self Service businesses and lead to overall revenue growth for NCR of 1 percent to 2 percent in 2004.

First-quarter results, while not finalized, are also expected to exceed prior guidance. Revenue is expected to be roughly $1.27 billion to $1.29 billion, again led by strong performances in Data Warehousing and Financial Self Service. Including real estate gains of $0.04 per share, the company now expects $0.05 to $0.10 loss per share for the seasonally weak first quarter compared with a current First Call mean estimate of $0.27 loss per share.

NCR will provide more detailed information regarding its increased guidance when it releases its first-quarter results on April 29, 2004. The company’s first-quarter results will be discussed during a conference call scheduled for 10:00 a.m. (ET) that day. Live access to the conference call, as well as a replay of the conference call, will be available on NCR’s Web site at http://investor.ncr.com/.

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About NCR Corporation

NCR Corporation (NYSE: NCR) is a leading global technology company helping businesses build stronger relationships with their customers. NCR’s ATMs, retail systems, Teradata® data warehouses and IT services provide Relationship Technology™ solutions that maximize the value of customer interactions and help organizations create a stronger competitive position. NCR (www.ncr.com) is based in Dayton, Ohio.

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NCR and Teradata are trademarks or registered trademarks of NCR Corporation in the United States and other countries. Relationship Technology is either a registered trademark or trademark of NCR Corporation in the United States and/or other countries.

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR’s actual results to differ materially.

In addition to the factors discussed in this release, other risks and uncertainties include: the uncertain economic climate and its impact on the markets in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases (including upgrades to existing data warehousing solutions and retail point-of-sale solutions) by our current and potential customers and other general economic and business conditions; the timely development, production or acquisition and market acceptance of new and existing products and services (such as self-checkout and electronic shelf-labeling technologies, ATM outsourcing and enterprise data warehousing), including our ability to accelerate market acceptance of new products and services; shifts in market demands, continued competitive factors and pricing pressures and their impact on our ability to improve gross margins and profitability, especially in our more mature offerings; short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our solution offerings, particularly data warehousing technologies; tax rates; ability to execute our business and reengineering plans;

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turnover of workforce and the ability to attract and retain skilled employees, especially in light of recent cost-control measures taken by us; availability and successful exploitation of new acquisition and alliance opportunities; changes in generally accepted accounting principles and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors detailed from time to time in the company’s U.S. Securities and Exchange Commission reports and the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.